Exhibit 99.1

Sun Belt State Transportation Agency to Deploy 150 Rekor Discover® Systems Under Rekor's Data-as-a-Service Model

Rekor Discover® to Replace Outdated Roadway Intrusive Technology with FHWA-Compliant AI That Advances Transportation Planning and Operations

COLUMBIA, MD – June 6, 2025 – Rekor Systems, Inc. (NASDAQ: REKR) (the "Company), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced a transformative deployment with a Sun Belt state transportation agency. As part of a new state initiative to upgrade its planning and operations capabilities, Rekor will deploy 150 Rekor Discover® systems under a one-year Data-as-a-Service contract valued at $1.2 million. The Company expects all 150 systems to be installed within 60 days.

The program will enable the agency to use Rekor's Roadway Data-as-a-Service model to modernize traffic data collection and monitoring. The Rekor Discover® platform complies with Federal Highway Administration requirements and uses AI-enabled roadside sensors to generate detailed, per-vehicle data using proprietary privacy protection techniques. This eliminates the need to rely on intrusive in-road sensors that create dangerous and disruptive traffic conditions and pose roadway worker safety risks when they fail or need to be maintained.

"This marks a pivotal milestone in the evolution of Data-as-a-Service for U.S. transportation agencies, led by forward-thinking departments," said Mark Phillips, General Manager of Rekor Discover®. "Our vision is to replace the tens of thousands of single-function roadway devices currently in use worldwide with a scalable, AI-powered platform that delivers richer, safer, and more actionable traffic insights. International transportation authorities are increasingly looking to this model, making this a national achievement and a foundational step toward global transformation."

In addition to this significant expansion, Rekor Discover® is being adopted by many transportation agencies nationwide, with installations in states including Arizona, Colorado, Georgia, New Mexico, New York, Florida, and South Carolina. With a significant and expanding footprint already in place, Rekor Discover® is demonstrating strong momentum in the U.S. market, and international transportation agencies are beginning to take notice, signaling the potential for broader global expansion.

A Global Vision for Data-as-a-Service

The potential of Rekor Discover® goes far beyond the U.S. The International Road Federation's World Road Statistics shows that more than 60 countries actively collect traffic data to improve safety and transportation planning. With proven scalability, U.S.-based AI, and non-intrusive installation, Rekor is positioned to serve domestic and international markets, seeking modern, cost-effective alternatives to legacy traffic technologies.

Safer, Smarter, and Scalable Transportation Planning and Operations

Rekor Discover® and its non-intrusive Edge Series systems represent a significant leap forward in traffic planning and operations. Unlike traditional methods such as piezo sensors and rubber tubes, which are prone to failure in harsh conditions and require roadway intrusive installation, Rekor's AI-based solution is installed without road closures, posing no risk to workers or disruption to traffic. It also enables accurate roadway data collection in locations previously considered too hazardous or congested for traditional methods, where side-firing radar systems are often limited by obstructions, placement restrictions, or reduced precision in complex traffic environments.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Incthat involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this Quarterly Report and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2024 entitled "Risk Factors" and elsewhere in our Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Press Release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements in this Press Release do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

This press release and its links and attachments contain statements concerning Rekor Systems, Inc.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai